                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                             AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statement No.'s 333-41001 and 333-60320 of I-Sector Corporation and subsidiaries ("I-Sector") each on Form S-8 of our report dated March 21, 2003, related to the consolidated financial statements of I-Sector for the year ended December 31, 2002, appearing in this Annual Report on Form 10-K of I-Sector for the year ended December 31, 2004.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of I-Sector for the year ended December 31, 2002, listed in Item 15(A)(2). This financial statement schedule is the responsibility of I-Sector's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 25, 2005